EXHIBIT 10.2

                                PURCHASE CONTRACT

     THIS AGREEMENT made and entered into this day of October 1998 (the "Effective Date"), between CORNERSTONE REALTY GROUP, INC. or its nominee, (hereinafter called "Purchaser"), AND ABRAMS ONE PROPERTIES LIMITED PARTNERSHIP and CWG/OAKWOOD PROPERTIES LIMITED PARTNERSHIP (hereinafter called "Seller").

                                    ARTICLE I
                                  THE PROPERTY

     1.1 SALE OF PROPERTY. (A) Seller agrees to sell and convey, and Purchaser agrees to purchase, Seller's real property known as BRANDYWINE PARK APARTMENTS located in RICHARDSON, TX, with all buildings and improvements located thereon, as more particularly described in the attached legal description in EXHIBIT A-1 including, but not limited to 196 individually heated and air conditioned apartment units, with all appurtenances, together with all appliances, drapes, carpeting, shrubbery and all other personal property used in connection with the premises, including, the inventory of personal property to be supplied by Seller and attached hereto as EXHIBIT B-1 (all such real and personal property hereinafter collectively referred to as the "Property" unless the context clearly indicates otherwise).

     (B) Seller agrees to sell and convey, and Purchaser agrees to purchase, Seller's real property known as OAYWOOD CREEK APARTMENTS located in DALLAS, TX, with all buildings and improvements located thereon, as more particularly described in the attached legal description in EXHIBIT A-2 including, but not limited to 86 individually heated and air conditioned apartment units, with all appurtenances, together with all appliances, drapes, carpeting, shrubbery and all other personal property used in connection with the premises, including, the inventory of personal property to be supplied by Seller and attached hereto as EXHIBIT B-2 (all such real and personal property hereinafter collectively referred to as the "Property" unless the context clearly indicates otherwise).

                                   ARTICLE II
                            PAYMENT OF PURCHASE PRICE

     2.1 PURCHASE PRICE. The total purchase price shall be



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  ELEVEN MILLION TWO HUNDRED THOUSAND ($11,200,000) DOLLARS.  The Purchase Price
  shall be payable as follows:

     (a) by Purchaser (or its Assignee hereunder) assuming the unpaid principal balance of that certain indebtedness evidenced by a promissory note in the original principal amount of $2,300,000 dated July 21, 1997 executed by CWG/Oakwood Properties Limited Partnership and made payable to the First National Bank and Trust Co. of McAlester "Lender" which is secured by first lien on the Oakwood Creek Apartments Property; and

     (b) by Purchaser paying the difference between the unpaid principal balance (as of the Closing Date) of the indebtedness described in (a) above by cash or cash equivalent at closing.

     Notwithstanding any other provision of this Agreement to the contrary, (i) interest on the debt described above shall be prorated as of the closing; (ii) Purchaser (or its Assignee) shall pay all costs of the assumption of the aforesaid debt not to exceed $46,000 and all reasonable costs required by Lender, and (iii) Purchaser's obligation to consummate this transaction shall be conditioned on Purchaser (or its Assignee) receiving the debt holder's approval of such assumption and of the modification of the debt upon terms satisfactory to Purchaser (or its Assignee, as applicable). Purchaser shall have the right to terminate this Agreement and receive a full refund of the Earnest Money, if the condition described in clause (iii) preceding is not satisfied by October 26, 1998. Unless Purchaser gives notice of termination to Seller on or before October 26, 1998, such condition shall be deemed satisfied or waived.

     2.2 ASSIGNMENT. Both properties must be purchased simultaneously. However, the Purchaser shall have the right to assign (i) its right to receive Seller's Deliveries, as described in Section 7.2, and (ii) its obligations under section
4.3 and Section 7.3(B) as to both or one of the properties set forth in Paragraph 1.1, provided that there shall be only one sale by Seller for $11,200,000. The Assignee shall have the same rights that the Purchaser herein has as to matters hereinafter set forth.

     2.3 DEPOSIT. Concurrently herewith, Purchaser will cause to be placed in escrow with Lawyers Title Insurance Corporation, 4311 Oak Lawn, Suite 600, Dallas, TX 75209, Attention: David Long, or its authorized agent (the Title Company) the sum of THREE HUNDRED THOUSAND ($300,000) DOLLARS as an earnest money deposit which may be credited against the purchase price or applied as per
Article XI below.

     2.4 INDEPENDENT CONTRACT CONSIDERATION. Purchaser shall, concurrently with its execution hereof, deliver to Seller a

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check  in  the  amount  of  FIFTY  ($50)  DOLLARS  (the  "Independent.  Contract
Consideration"), which amount Seller and Purchaser agree has been bargained for as consideration for Seller's execution and delivery of this Contract and
Purchaser's   right  to  inspect  the  Property.   The   Independent.   Contract
Consideration is in addition to and independent of any other consideration or payment provided for in this Contract and is non-refundable in all events.

                                   ARTICLE III
                                  TITLE MATTERS

     3.1 TITLE. Seller, shall convey good and indefeasible title by Special Warranty Deed in the form attached hereto as EXHIBIT C, subject only to general taxes for the current year not yet due and payable and utility easements which do not interfere with the present use of the Property, and the "Permitted Exceptions". Permitted Exceptions are those title exceptions listed in the title commitment.

     (A) Title shall be tree from any and all liens or mortgages and Seller shall be responsible for any prepayment penalties necessary to deliver such free title, except as to the mortgage indebtedness on the Oakwood Creek Property to be assumed by Purchaser (or its Assignee) pursuant to Section 2.1.

     3.2 COMMITMENT. Purchaser has obtained a commitment for Title Insurance from the Title Company, (the "Commitment" or the "Title Report") covering the Property binding the Title Company to issue a Texas Owner Policy of Title Insurance (the "Title Policy") on the standard form prescribed by the Texas State Board of Insurance at the Closing, in the full amount of the Purchase Price $11,200,000, insuring Purchaser's fee simple title to each Property to be good and indefeasible, together with true and correct copies of all instruments listed on Schedule B to the Commitment (as well as any other documents or instruments listed therein which will not be released at closing). Purchaser accepts Seller's title as reflected by the Commitment, except those matters shown in Schedule C thereof (other than matters in connection with the debt to be assumed).

     3.3 SURVEY. Seller has previously delivered to Purchaser (i) a copy of a survey plat of the Brandywine Park Apartments prepared by James Dewey R. P. L. S., dated October 9, 1996; AND (ii) a copy of an existing survey plat of the Oakwood Creek Apartments prepared by W. R. Lee, R.P.L.S., dated June 15, 1998 (the "Existing Surveys"). Purchaser may elect, to obtain NEW surveys or revise, modify, or re-certify the Existing Surveys ("Survey") as reasonably necessary in order for the Title Company to delete the survey exception from the Title Policy or to otherwise satisfy Purchaser's objectives. Purchaser shall receive

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credit at Closing for actual costs  incurred to obtain a new or updated  survey, provided such credit shall not exceed $3,00updated survey, provided such credit shall not exceed $3,000 for the Brandywine Park Property and $2,500 for the Oakwood Creek Property.

                                   ARTICLE IV
                                   PRORATIONS

     4.1 INCOME AND EXPENSE ALLOCATIONS. The following shall be prorated, on a calendar-month basis, as of the day of the closing: collected rents and other income from the Property; operating expenses (on such service contracts and other obligations as Purchaser may agree to assume or be required to assume); and general and real property taxes and personal and business property taxes for the year of closing (based on the most recent assessment and the most recent levy). Seller shall receive a credit for any escrow funds assigned, pursuant to the assumption of the mortgage.

     4.2 CLOSING COSTS. Purchaser and Seller shall pay their customary share of all taxes, recording fees, if any, imposed on the Deed, or any other documents executed in connection with the transfer of the Property. Purchaser shall receive a credit at closing in the sum of Sixty Six Thousand Seven Hundred Fifty Two ($66,752) Dollars towards the cost of the basic premium for two (2) TLTA Owner's Policies of Title insurance in the amount of $11,200,000 for both parcels. Purchaser (or its Assignee, as applicable) shall pay the actual premium for any title insurance required. Seller shall pay any prepayment penalty charged by the holders of any existing notes on the Brandywine Park Property.

     4.3 ALLOCATION OF RENTS. Rents collected by Seller prior to Closing shall be prorated as agreed in 4.1 above. Purchaser shall apply rents received after Closing first to payment of the rent for the month in which received, then to delinquent rents due to Purchaser, and last to rents due to Seller as of the Closing but uncollected prior to settlement. Purchaser agrees to use its best efforts in good faith to collect the amount of any rental arrears from tenants and Purchaser agrees to remit promptly to Seller any such arrears actually paid by such tenants to Purchaser. Seller shall retain the right to commence legal action against a tenant for any delinquent rent apportioned to the Seller.

     4.4 PRIOR LEASE CONCESSIONS. If Seller has committed to give any future monetary concessions to tenants under existing leases to which Purchaser would become liable, then Seller shall pay to Purchaser said amount in a lump sum at closing.

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                                    ARTICLE V
                           POSSESSION OF THE PROPERTY

     5.1 POSSESSION. Possession of the Property shall be delivered Lo Purchaser at closing, subject to the rights of the tenants under existing leases and rental agreements and the Permitted Exceptions.

                                   ARTICLE VI
                         CONDITIONS PRECEDENT TO CLOSING

     6.1 CONDITIONS PRECEDENT. Purchaser's obligation to purchase shall be subject to and contingent upon the satisfaction of the following conditions precedent:

     (A) On the condition that Sellers representations AND warranties described in Article VIII below remain true and correct in all material respects.

     (B) on the condition that there have BEEN no material adverse changes to the property or leases.

     (C) Seller acknowledges that, Purchaser is a public entity and that it is required to furnish financial statements to the Securities and Exchange Commission in connection with this acquisition. Seller agrees to make the information available for Purchaser to audit the last 12 months of operation of the Property so that a report can be generated that is in compliance with accounting Regulation S-X of the Securities and Exchange Commission.

     6.2 ITEMS DELIVERED BY SELLER. Abrams One Properties Limited Partnership (as to the Brandywine Park Apartments) and CWG/Oakwood Properties Limited Partnership (as to the Oakwood Creek Apartments) have previously delivered to Purchaser and Purchaser acknowledges receipt of copies of the following with respect to each of said Properties:

     (a) Rent Roll

     (b) Statements of Income and Operating Statements for 1996, 1997 and 1998 year-to-date

     (c) 1997 Tax Statements

     (d) Utility Bills for the 12 months through August 1998

     (e) Evidence of Insurance coverage and, to the extent reasonably obtainable from its insurance carriers and agents "loss runs"

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     (f) Copies of all service contracts in effect with respect to the Property

     (g) Copy of existing reports of environmental assessments of the respective Properties

     Each Seller (with respect to its respective Property) warrants that the Rent Roll and information as to income of the Property are true and correct in all material respects; and that all other information is true and correct in all material respects to the best of its knowledge and belief.

     Concurrently with the execution of this Agreement, Purchaser has advised Seller in writing of which service contracts it will assume and which service contracts Purchaser requests that Seller deliver written notice of termination at or prior to Closing, provided Seller shall have no obligation to terminate, and Purchaser shall be obligated to assume, any service contracts which by their terms cannot be terminated without penalty or payment of a fee. Seller shall deliver at Closing notices of termination of all service contracts that are not so assumed. Purchaser must assume the obligations arising from and after the Closing Date under those service contracts (i) that Purchaser has agreed to assume, or that Purchaser is obligated to assume pursuant to this subparagraph, and (ii) for which a termination notice is delivered as of or prior to Closing but for which termination is not effective until after Closing.

     6.2.4 "RENT READY". Both Seller and Purchaser will inspect an apartment unit at the Property, on the day of or the day prior to Closing, and mutually agree that said apartment shall be representative of a "rent ready" unit by which all other units shall be judged for "rent ready" condition at Closing. All vacant apartment units, are to be in a "rent ready" condition (as defined above), at the time of closing, containing, but not limited to the following amenities, i.e., carpet, refrigerator, range, garbage disposal, heating, plumbing and electrical systems, except for one apartment which is used for storage (Unit 158 of Brandywine Park).

     6.2.5 CONDITION OF PERSONAL PROPERTY AT CLOSING. All personal property included in the sale and all mechanical, electrical, heating, air conditioning, sewer, water and plumbing systems will be in the same working order at the time of closing and in the same condition as at the time of the initial inspection by Purchaser. If Seller fails to make reasonable efforts to conserve the property, Purchaser shall have the option of waiving such requirement, in writing, and proceeding to closing, or Purchaser may void this Agreement and obtain a prompt return of its deposit.

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     6.2.6 DISCLAIMER OF WARRANTIES.  Except as specifically  otherwise provided in this Agreement, Seller makes no representations or warranties as to the Property or any information delivered by Seller to Purchaser in connection with the Property. Purchaser is purchasing the Property "AS IS", with all faults and defects, known or unknown, latent or patent, WITHOUT ANY REPRESENTATION OR WARRANTY, ORAL OR WRITTEN, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, HABITABILITY, MERCHANTABILITY, SUITABILITY OR QUALITY, AND IN SOLE RELIANCE ON PURCHASER'S OWN INDEPENDENT INSPECTION, INQUIRY AND/OR INVESTIGATION. SPECIFICALLY, SELLER TS NOT MAKING AND SPECIFICALLY DISCLAIMS ANY WARRANTIES OR REPRESENTATIONS OR ANY KIND OR CHARACTER, EXPRESS OR IMPLIED WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OR REPRESENTATIONS AS TO MATTERS OF TITLE (OTHER THAN SELLER'S WARRANTY OF TITLE SET FORTH IN THE CONVEYANCE DOCUMENTS TO BE DELIVERED AT CLOSING), PHYSICAL OR ENVIRONMENTAL CONDITIONS, GOVERNMENTAL REGULATIONS OR ANY OTHER MATTERS OR THINGS RELATING TO OR AFFECTING THE PROPERTY INCLUDING, WITHOUT LIMITATION: (i) THE VALUE, CONDITION, MERCHANTABILITY, MARKETABILITY, PROFITABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OF THE
PROPERTY,   (ii)  THE  MANNER  OR  QUALITY  OF  THE  CONSTRUCTION  OR  MATERIALS
INCORPORATED INTO ANY OF T14E PROPERTY AND (iii) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY. PURCHASER IS ACQUIRING THE PROPERTY ON THE BASIS OF ITS OWN INDEPENDENT INSPECTIONS, INQUIRIES AND/OR INVESTIGATIONS AND NOT AS A RESULT OF ANY WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROPERTY BY SELLER, ANY AGENT OF SELLER OR ANY THIRD PARTY. SELLER IS NOT LIABLE OR BOUND TN ANY MANNER BY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS, OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON. THE TERMS AND CONDITIONS OF THIS PARAGRAPH SHALL SURVIVE THE CLOSING AND NOT MERGE THEREIN.

                                   ARTICLE VII
                                     CLOSING

     7.1 CLOSING. Closing will be held on October 29,1998 at the Title Company or at such place and at such time as the parties may agree.

     7.2 SELLER'S DELIVERIES. At closing, each Seller with respect to the Property owned by it shall execute and deliver to Purchaser (or its Assignee) the Special warranty Deed referred to in Paragraph 3 hereof and shall also execute, where necessary, and deliver to Purchaser (or its Assignee), the following in a form reasonably acceptable to Purchaser or its Assignee:

          (A) A Bill of Sale, with special warranty of

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title  transferring the personal  property (as shown in Schedule B) to Purchaser
(or its assignee) free of all liens, charges and encumbrances.

     (B) Originals or copies of all signed leases and rental agreements in effect with tenants of the Property not for more than one (1) year.

     (C) All security and cleaning deposits made by such tenants and not previously applied to satisfy tenant obligations. Seller will give the tenants the required notice of such transfer in compliance with the laws of TEXAS.

     (D) An affidavit of Seller in such form as will cause the Title company to omit from the title insurance policy the exclusion relating to unrecorded mechanic's and materialmen's liens and the exception relating to "rights of parties in possession" other than tenants with unrecorded leases.

     (E) A rent roll certified by Seller to be true and correct in all material respects as of the date of closing showing the name of, and the amount of monthly rental payable, by each tenant of the Property, the apartment occupied by the tenant, the date to which rent has been paid, any advance payment of rent, and the amount of any escrow, or security deposit of tenant.

     (F) An affidavit of Seller that to the best of its information and belief there are, on the date of closing, no unsatisfied judgments, creditor's claims other than in the course of business, tax liens, or pending Bankruptcies involving Seller.

     (G) Assignments of all Seller's interest in the following in the form attached hereto as EXHIBIT D: (1) all assignable licenses, and permits relating to the operation of the Property, (2) the leases and rental agreements with tenants of the Property, (3) the existing Property telephone number and (4) the business and trade name as set forth in Par. 1.1.

     (H) Assignments without recourse of all warranties and guarantees (see Exhibit D) to the extent such are still in effect and provide Purchaser with copies of all such warranties and guarantees (to the extent within Seller's possession) without limitation for all appliances, dishwashers, disposals, refrigerators, heating and air conditioning units, washers and dryers, in Seller's possession.

     (I) Consent of the Seller's authorized officer to the sale of the Property and any other approvals required under Seller's articles, by-laws or other organizational


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documents, which may affect Seller's ability Lo convey marketable title.

     (J) Provide documents for the transfer of the telephone, electric, water and sewer, and gas utilities, as may be required by the utility, for execution at closing.

     (K) Evidence reasonably satisfactory evidence to the Title Company of the power and authority of Seller to enter into and consummate this Agreement.

     (L) Affidavit that Seller has received no notice of the presence of asbestos and/or any other hazardous material at the Property, except for such items as set forth in the environmental report given to Purchaser by Seller.

     (M) Seller's shall provide a satisfactory and valid written termination of the management agreement executed by the existing management and rental agent for the Property, without cost to the Purchaser.

     (N) A notice letter to all the residents of the apartment complex as to change of ownership in the form prepared by the Purchaser (and reasonably acceptable to counsel for Seller).

     (0) All such other documents as are normally transferred at settlement in the jurisdiction in which the property is located or are reasonably requested by Purchaser or its counsel.

     (P) A representation letter as normally required by auditors for a public company in the form attached hereto as EXHIBIT E. Seller shall have the option to execute this letter when the auditors and/or Purchaser have made their final request for documents. This clause shall survive closing for six months.

     (Q) Closing Memorandum and Indemnification Agreement in the form attached hereto as EXHIBIT F.

     7.3 PURCHASER'S DELIVERIES. At closing and contemporaneously with the Seller's compliance with the provisions of Section 7.2, Purchaser shall:

         (A) Pay to Seller the cash portion of the purchase price, adjusted for the prorations herein provided for in Article IV.

         (B) Execute and deliver an assumption of

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obligations  under leases,  securities,  any contracts which may be accepted (or deemed to be accepted) by the Purchaser and any other obligations specifically set forth herein.

         (C) Deliver to the Seller a resolution of the Purchaser that:

             (i) This Agreement has been duly authorized, executed and delivered by the Purchaser and is a valid and binding agreement of Purchaser, and

             (ii) Purchaser has complete unrestricted power to buy the Property from the Seller and to execute any documents required to effectuate the transfer.

         (D) Execute all such other documents as are normally transferred at settlement in the jurisdiction in which the property is located or are reasonably requested by Seller or its counsel.

                                  ARTICLE VIII
               SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

     8.1 REPRESENTATIONS OF THE PARTIES. Each Seller warrants (which warranties shall not survive settlement unless designated to the contrary) with respect to the respective Property owned by it that as of the date hereof and as of closing hereof:

         (A) That Seller, is the owner in fee simple of the Property, subject to the Permitted Exceptions, and has the power to convey same.

         (B) That Seller is not subject to any other agreements or arrangements, with the exception of those contained in any existing mortgage documents which would prevent Seller from selling the Property to Purchaser. This warranty shall survive for one year following closing.

         (C) All necessary action has been taken by Seller to authorize the execution of this Agreement and the performance of the obligations contemplated hereunder, which are not excluded elsewhere in existing mortgage documents. This warranty shall survive for one year following closing.

         (D) Seller has no actual knowledge and has not been advised in writing that it is in default under any lease, rental agreement service or equipment contract, or mortgage or other encumbrances relating to the Property. This warranty shall survive for one year following closing.


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         (E)  Seller  has no actual  knowledge  of any  existing  or  threatened litigation which relates to or which would affect the Property, except a possible action regarding the widening of Abrams Road, evidence of which has been delivered Lo Purchaser. This warranty shall survive for six (6) months following closing.

         (F) The Property abuts oil and has direct vehicular access to a public road.

         (G) Except as provided in Paragraph 8.1(E), Seller has not received from any governmental authority, insurance company, or any other supervisory authority notice that any part of the Property or the operation of the Property, is in violation or may violate any governmental statute, regulation, ordinance or building code or of any private restriction, that any governmental authority requires any work to be done on or affecting the Property, or that any governmental authority has expressed an intent to condemn or to make special improvements for the benefit of the Property or any part thereof. This warranty shall survive for six (6) months following closing.

         (H) That Seller is not a "foreign person" within the meaning of the Internal Revenue Code of 1954, as amended (the "Code"), and that Seller will furnish to Purchaser prior to closing an affidavit in form satisfactory to Purchaser confirming the same.

         (I) That to the best of Seller's knowledge, the Property was never utilized as a disposal site for hazardous waste products and will furnish to Purchaser an affidavit confirming same.

         (J) Seller covenants and agrees that, between this date and the date of closing, Seller shall continue to maintain, operate and manage the Property in a manner consistent with its prior practices, making every reasonable effort to do nothing which might damage the reputation of the Property or the relationships with the tenants. Seller shall not permit the modification, extension or cancellation of any tenant lease (except in accordance with the terms of such lease) or any dealing with any tenant other than the ordinary course of managing the Property, without the prior written consent of Purchaser. If the leases of any tenants expire before thirty (30) days after the date of closing, Seller shall, up to the date of closing and without cost to the Purchaser, continue its normal course of operation with respect to causing tenants to be obtained for apartments which are unrented.

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         (K) Seller  warrants that it has complied  with the keyless,  dead-bolt lock requirement.

         The foregoing representations, warranties and covenants are made to Purchaser's Assignee. seller agrees that purchaser's Assignee may rely thereon.

     8.2 CONTINUATION OF REPRESENTATIONS, WARRANTIES AND COVENANTS TO THE DATE OF CLOSING. If each of the warranties set forth in this section does not remain true up to and including the time of closing as to any material matters, this Agreement, at Purchaser's's election, shall be terminated, Seller shall return all payments made by Purchaser, or Purchaser may elect to close the sale and waive failure of the warranties. if Purchaser receives notice that any warranty or representation of Seller was untrue when made, or because of information subsequently obtained could no longer be truthfully made by Seller's, Purchaser shall immediately notify Seller in writing.

     8.3 BREACH OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Notwithstanding the provisions of 8.2 above, seller shall indemnify purchaser for all reasonable costs incurred as a result of the failure of any of Seller's representations, warranties or covenants contained herein to remain true as of the date of closing, except the warranty described in subparagraph 8.1(G), and if Seller cannot continue to make such warranty because of notices received after the date hereof, Purchaser's sole remedy shall be to terminate this Agreement.

                                   ARTICLE IX
                           CONDEMNATION; RISK OF LOSS

     9.1 PROPERTY DAMAGE. If, prior to closing, any part of the Property is damaged by fire or other casualty in an amount not greater than TWO HUNDRED THOUSAND ($200,000) DOLLARS as to the Brandywine Park Apartments or ONE HUNDRED THOUSAND ($100,000) DOLLARS as to the Oakwood Creek Apartments, Purchaser agrees to accept the Property with an assignment of: (i) the insurance proceeds, (ii) any deductible, and (iii) rent loss insurance proceeds. If the damage is greater than $200,000 as to Brandywine Park Apartments and $100,000 as to Oakwood Creek Apartments, Purchaser may terminate this Agreement. If Purchaser elects to carry out this Agreement despite such damage, Seller shall assign to Purchaser all insurance proceeds and any deductible arising from such damage and will compensate Purchaser for lost rent collections to the extent of insurance proceeds received. Seller shall promptly notify Purchaser in writing upon the occurrence of any such damage.

     9.2 CONDEMNATION. In the event of any actual or

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



threatened taking, pursuant to the power of eminent domain, all or any part thereof, or any actual or proposed sale in lieu thereof, the Seller shall give written notice thereof to the Purchaser promptly after Seller learns or receives notice thereof. Upon a taking of a material part of the Property greater than TWO HUNDRED THOUSAND ($200,000) DOLLARS or any part more than 5% of the parking areal Purchaser of the building or may elect to either (a) terminate this Agreement, in which event the deposit shall be immediately returned to Purchaser and all other rights and obligations of the parties hereunder shall terminate immediately, or (b) waive its right to terminate this Agreement and proceed to closing, in which event all proceeds, awards and other payments arising out of such condemnation or sale (actual or threatened) shall be paid to the purchaser at Closing, if such payment has been received. If payment has not received, but an amount has been agreed upon, Seller shall assign the claim to Purchaser. The provisions of this Section 9-2 shall not apply to the proposed widening of Abrams Road, as evidenced by documents delivered to Purchaser prior to the execution of this Agreement.

     9.3 RISK OF LOSS. Prior to closing, all risks of loss or damage by every casualty shall be borne by the Seller.

                                    ARTICLE X
                               BROKER'S COMMISSION

     10.1 COMMISSION. Seller agrees to pay a brokerage fee to TOM FLOOD, HENDRICKS & PARTNERS, pursuant to a separate agreement. Said brokerage fee shall be deemed earned if, and only IF, settlement occurs hereunder, and shall not be deemed earned even if Purchaser and/or Seller wrongfully fail(s) to consummate the purchase and sale herein contemplated. Seller and Purchaser represent and warrant to each other that no other brokerage fees are or shall be owing in connection with this transaction or in any way with the Apartments and Seller and Purchaser hereby indemnify and hold the other harmless from any and all claims of any other person so claiming.

                                   ARTICLE XI
                                     DEFAULT

     11.1 DEFAULT DEFINED. Default for the purpose of this Agreement shall mean any failure by Seller or Purchaser to fulfill in any material respect all the terms, conditions and covenants contained herein, however, it shall not be an event of default for either party to exercise its rights to terminate this contract as contained in other provisions herein.

     11.2 SELLER'S DEFAULT. Upon Seller's default, the Purchaser, at it's election arid as its sole remedy, may either (1) require specific performance of Seller, or (2) cancel this Agreement and obtain a prompt return of the deposit, in which case this Agreement shall be terminated and the parties released from all obligations hereunder, or (3) the Purchaser may waive such defaults and proceed to settlement. Seller shall indemnify Purchaser for any reasonable costs incurred by Purchaser if Purchaser elects to pursue its option (1) noted above, to include reasonable attorney fees.

     11.3 PURCHASER' DEFAULT. Upon Purchaser's default, this Agreement shall be terminated and both parties released from all obligations hereunder, and the deposit shall he retained by the Seller as liquidated damages. Such amount and terms are agreed upon by and between Seller and Purchaser as liquidated damages, due to the difficulty and inconvenience of ascertaining and measuring actual damages, and the uncertainty thereof, and the payment of the deposit and the terms provided herein shall constitute full satisfaction of Purchaser's obligations under this Agreement. Such amount is agreed upon by and between Seller and Purchaser as a reasonable estimate of just compensation for the harm caused by Purchaser's default. Seller shall have no other remedy against Purchaser in the event of Purchaser's default.

     11.4 ASSIGNEE'S\THIRD-PARTY DEFAULT. In the event that Purchaser shall enter into a contract and assign its right to the property known as Oakwood Creek Apartments described in Paragraph 1.1(B) and the Assignee's\Third Party defaults under the agreement, the Purchaser or the Seller herein shall have a right to terminate this Agreement. In such event, the Seller shall be entitled to $200,000 placed in escrow, pursuant to Paragraph 2.3, and the Purchaser shall receive the $100,000 deposited by it pursuant to said Paragraph 2.3, and all other rights and obligations of the parties hereunder shall terminate.

     11.5 ASSIGNOR'S (PURCHASER) DEFAULT. In the event that Purchaser shall enter into a contract and assign its right to the property known as Oakwood Creek Apartments described in Paragraph 1.1(B) and the Assignor defaults under the agreement, the Purchaser or the Seller herein shall have a right to terminate this Agreement. In such event, the Seller shall be entitled to $100,000 placed in escrow, pursuant to Paragraph 2.3, and the Assignee shall receive the $200,000 deposited by it pursuant to said Paragraph 2.3, and all other rights and obligations of the parties hereunder shall terminate.


                                  ARTICLE XII
                            MISCELLANEOUS PROVISIONS

     12.1 ENTIRE AGREEMENT. This Agreement sets forth the entire understanding between THE parties; it superseded all previous agreements and representations which are deemed merged herein and may not be modified except in writing.

     12.2 ASSIGNMENT. Purchaser may assign this Agreement without the consent of Seller.

     12.3 SEVERABILITY. if any provision, sentence, phrase or word of this Agreement or the application thereof to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision, sentence, phrase, or word to persons or circumstances, other than those as to which it is held invalid, shall remain in full force and effect.

     12.4 BINDING EFFECT. The parties to the Agreement mutually agree that it shall he binding upon and inure to the benefit of their respective heirs, representatives, successors in interest and assigns.

     12.5 CONTROLLING LAW. It is the intent of the parties hereto that all questions with respect to the construction of this Agreement and the rights and liabilities of the parties shall be determined in accordance with the provisions of the laws of the State of Texas.

     12.6 COUNTERPARTS. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. it shall not be necessary that the signature on behalf of both parties hereto appear in each counterpart hereof, and it shall be sufficient that the signature on behalf of both parties hereto appear on one or more such counterparts. All counterparts shall collectively constitute a single contract. A faxed signature page may be considered an original.

     12.7 INCORPORATION BY REFERENCE. All of the Exhibits referred to herein and/or attached hereto shall be deemed to constitute a part of the Agreement.

     12.8 HEADINGS. The headings of the Articles and sections hereof are inserted for convenience only and shall not be deemed to constitute a part of the Agreement.

     12.9 CONSTRUCTION OF CONTRACT. Each party hereto have reviewed and revised (or requested revisions of) this Agreement, and therefore the normal rule of construction that any ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Contract or any amendments or exhibits hereto.

     12.10 CONFIDENTIALITY. The parties shall keep confidential the existence of this Agreement, the transactions described herein, and all information obtained from the other party both during and subsequent to the transaction. However, the covenants contained in this paragraph shall not apply in respect to any information which (a) was already known to either party when such information was received from the other, (b) was readily available to the general public at the time of such receipt, (c) subsequently becomes known Lo the general public through no fault or omission by the other party, (d) is subsequently disclosed by a third party which has the bona fide right to make such disclosure, or (e) is required to be disclosed by law or a governmental agency or which is disclosed to attorneys, accountants and lenders of the party, provided such recipients agree to be bound hereby. This clause shall survive closing.

     12.11 HOLIDAYS. If any of the deadlines in this Contract ends on, or if any event is to occur on, a Saturday, Sunday, or legal holiday, the deadline or the date for performance shall automatically be extended to the next day which is not a Saturday, Sunday, or legal holiday.

     12.12 LEAD WARNING STATEMENT. Every purchaser of any interest in residential real property on which a residential dwelling was built prior to 1978 is notified that such property may present exposure to lead from lead-based parent that may place young children at risk of developing lead poisoning. Lead poisoning in young children may produce permanent neurological damage, including learning disabilities, reduced intelligence quotients behavioral problems, and impaired memory. Lead poisoning also poses a particular risk to pregnant women. The seller of any interest in residential real property is required to provide the buyer with any information on lead-based paint hazards from risk assessments or inspections in the seller's possession and notify the buyer of any known lead-based paint hazards. A risk assessment or inspection for possible lead-based paint hazards is recommended prior to purchase.

     12.12.1. Except as may be disclosed in documents delivered hereunder, Seller has no knowledge of lead-based paint and/or lead-based paint hazard in the housing.

     12.12.2. Except as may be included in reports delivered upon execution hereof, Seller has no reports or records pertaining to lead-based paint and/or lead-based paint hazards in the housing.

     12.13 EXHIBITS. The following exhibits are attached to this Agreement and are incorporated into this Agreement by to this Agreement and are incorporated into this Agreement by this reference and made a part hereof for all purposes:

         (a) EXHIBIT A, the legal description of the Land.

         (b) EXHIBIT B, list of personal property

         (c) EXHIBIT C, the form of Deed (including Permitted Exceptions).

         (d) EXHIBIT D, the form of the Assignment and Assumption of Personal Property, Service Contracts, Warranties and Leases.

         (e) EXHIBIT E, the form of the Representation Letter.

         (f) EXHIBIT F, Closing Memorandum and Indemnification Agreement

                                  ARTICLE XIII
                                     NOTICE

         13.1 NOTICE. All notices required or permitted to be given under this Agreement shall be in writing and shall be sent or delivered to the address set forth below (or such other address as may be hereafter specified in writing):

         To Seller:    Kevin Flynn,  Esq.
                       Novakov Davidson & Flynn
                       750 N. St. Paul #2000
                       Dallas, TX 75201-3286
                       Fax: (214) 969-7557

         To Purchaser: Mr, Gus Remppies
                       Cornerstone Realty Group, Inc.
                       306 E. Main Street
                       Richmond, VA 23219
                       Fax: (804) 782-9302

         With a copy to
          Purchaser's Attorneys:    Harry S. Taubenfeld, Esq.
                                    Zuckerbrod & Taubenfeld
                                    Chestnut St., P.O.Box 488
                                    Cedarhurst, NY 11516
                                    Fax:(516) 374-3490

                                            -and

                                     Robert S. Morrison, Esq.
                                     Brown McCarroll & Oaks Hartline
                                     300 Crescent Court, Suite 1400
                                     Dallas, TX 75201
                                     Fax:  (214) 999-6170

         13.2 DELIVER OF NOTICE. Notice sent either by Registered or certified Mail, Return Receipt Requested, or by overnight express mail shall be deemed given one (1) business day after deposited in tho United States mail, postage prepaid, or delivered to a reliable overnight courier or by fax. Notice sent in any other manner shall be deemed given only when actually delivered at the specified address.

         IN WITNESS WHEREOF, the Seller and t:he Purchaser have caused this Agreement to be executed this day and date first written above.

SELLER:

ABRAMS ONE PROPERTIES LIMITED PARTNERSHIP
BY: ABRAMS ONE PROPERTIES MANAGEMENT, INC.

BY:  (ILLEGIBLE)
     ------------------

Its: President
     ------------------


CWG/OAKWOOD PROPERTIES LIMITED PARTNERSHIP
BY: CWG/OAKWOOD PROPERTIES MANAGEMENT, INC.

BY:  (ILLEGIBLE)
     ------------------

Its: President                           Date: Oct. 27, 1998
     ------------------                        -------------

PURCHASER:

CORNERSTONE REALTY GROUP. INC.

BY:  /s/ Gus G. Remppies
     -------------------

Its: V.P.                                Date: 10-28-98
     -------------------                       -------------